SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

of

BLACKROCK LONG-HORIZON EQUITY FUND

a Delaware Statutory Trust

Principal Place of Business:

55 East 52nd Street
New York, New York 10055

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Table of Contents

		Page

Section 7.	Provisions in Conflict with Law or Regulations	27

Section 8.	Statutory Trust Only	27

Section 9.	Derivative Actions	28

Section 10.	Counterparts	28

Section 11.	Reliance by Third Parties	28
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SECOND AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF

BLACKROCK LONG-HORIZON EQUITY FUND

Dated: September 12, 2012

THIS SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth above by the Trustees named hereunder.

WHEREAS, the Trustees desire to amend and restate the Amended and Restated Agreement and Declaration of Trust made as of April 22, 2005 in its entirety pursuant to its Article VIII, Section 4;

WHEREAS, this Trust has been established to carry on business as set forth more particularly hereinafter; and

WHEREAS, the parties hereto intend that the Trust created by its initial Agreement and Declaration of Trust made as of April 22, 2005 and the Certificate of Trust filed with the Secretary of State of the State of Delaware on April 22, 2005, as amended on July 28, 2005, September 29, 2006 and October 15, 2015, shall constitute a statutory trust under the Delaware Statutory Trust Act (the “Delaware Act”) consisting of one or more Series for the investment and reinvestment of funds contributed thereto and that this Declaration of Trust shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that the Trustees will hold IN TRUST all cash, securities, financial instruments and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares in this Trust.

ARTICLE I.

Name and Definitions

Section 1. Name. This Trust shall be known as BLACKROCK LONG-HORIZON EQUITY FUND and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine under this Section; provided that the Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class thereof that may be established from time to time. In the event of any such change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change.

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Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

(1) “Affiliated Person” has the meaning assigned to it in Section 2(a)(3) of the 1940 Act;

(2) “By-Laws” shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(3) “Certificate of Trust” means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

(4) “Class” means a class of Shares of the Trust, or of any Series of the Trust that may be created from time to time, established in accordance with the provisions of Article III hereof;

(5) “Code” means the Internal Revenue Code of 1986 and the rules and regulations thereunder, each as amended from time to time;

(6) “Commission” shall mean the Securities and Exchange Commission;

(7) “Declaration of Trust” means this Second Amended and Restated Agreement and Declaration of Trust, as amended, supplemented or restated from time to time;

(8) “Delaware Act” means the Delaware Statutory Trust Act, 12 Del. C., Sections 3801 et seq., as amended from time to time;

(9) “Interested Person” shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

(10) “Investment Manager” or “Manager” means a party furnishing services to the Trust pursuant to any contract described in Article IV, Section 8(1) hereof;

(11) “1940 Act” means the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time and any order or orders thereunder which may from time to time be applicable to the Trust;

(12) “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(13) “Principal Underwriter” shall have the meaning given it in the 1940 Act;

(14) “Registration Statement” means the Trust’s currently effective registration statement under the Securities Act of 1933 and the 1940 Act, as it may be amended or supplemented from time to time.

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(15) “Series” means each series of Shares as may from time to time be established and designated under or in accordance with Sections 3804(a) and 3806(b)(2) of the Delaware Act and the provisions of Article III hereof, each of which shall be accounted for and maintained as a separate series of beneficial interests in a segregated pool of assets of the Trust;

(16) “Shareholder” means a record owner of outstanding Shares;

(17) “Shares” means the units into which the beneficial interest in the Trust, or any Series or Classes established from time to time, shall be divided from time to time and includes fractions of Shares as well as whole Shares;

(18) “Trust” means the Delaware statutory trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

(19) “Trust Property” means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust or the Trustees each and every asset of which shall be allocated and belong to a specific Series to the exclusion of all other Series; and

(20) “Trustees” means the persons who have signed this Declaration of Trust and all other Person or Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person or Persons shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his, her or their capacities as trustee or trustees hereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the Trustee at any time that there is only one Trustee of the Trust.

ARTICLE II.

Purpose of Trust

The purpose of the Trust is to conduct, operate and carry on the business of an open end management investment company registered under the 1940 Act by investing primarily in securities and other financial instruments, and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an open end management investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

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ARTICLE III.

Shares

Section 1. Division of Beneficial Interest. Beneficial interests in the Trust, or any Series established from time to time, may consist of one Class or may be divided into two or more Classes or may consist of no Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole and exclusive discretion, and without obtaining any authorization or vote of the Shareholders of the Trust or any Series or Class thereof, (i) to divide the beneficial interest in the Trust, or in any Series or Class thereof that may be established from time to time, into an unlimited number of Shares, with or without par value as the Trustees shall determine, (ii) to issue and sell Shares without limitation as to number (including fractional Shares), to such Persons and for such amount and type of consideration, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner the beneficial interest in the Trust, or any Series or Class thereof, and to fix such preferences, voting powers, rights, duties and privileges and business purpose of the beneficial interest in the Trust, or any Series or Class thereof, as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of the Trust, or any Series or Class thereof, into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of the Trust, or any Series or Class, in the assets held with respect to the Trust or any such Series, (v) to classify or reclassify any issued Shares of the Trust, or any Series or Class thereof, into shares of one or more Series or Classes thereof and (vi) to take such other action with respect to the Shares as the Trustees may deem desirable.

Subject to the distinctions permitted among Classes of Shares of the Trust, or of Classes of the same Series, as established by the Trustees consistent with the requirements of the 1940 Act, each Share of the Trust (or Series, as applicable) shall represent an equal beneficial interest in the net assets of the Trust (or such Series), and each holder of Shares of the Trust (or a Series) shall be entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect thereto. Upon redemption of the Shares of any Series or upon the liquidation and termination of a Series, the applicable Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

All references to Shares in this Declaration of Trust shall be deemed to be Shares of the Trust or of any or all Series or Classes thereof established from time to time, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof as established from time to time, except as the context otherwise requires.

All Shares issued hereunder, including Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Except as

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otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class thereof reacquired by the Trust.

Section 2. Ownership of Shares. The Ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of any Series (or Class). No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of the Trust or any Series (or Class), as to the number of Shares of the Trust or any Series (or Class) held from time to time by each Shareholder and the Persons who shall be entitled to payments of distributions or otherwise to exercise or enjoy the rights of Shareholders.

Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 4. Investments in the Trust. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. The Trustees may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares whether or not conforming to such authorized terms.

Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to be bound by the terms hereof. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Trust shall not operate to dissolve or terminate the Trust or any Series or Class thereof, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the

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ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 6. Establishment and Designation of Series (or Class). The establishment and designation of any Series (or Class) of Shares shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation whether directly in such resolution or by reference to, or approval of, another document that sets forth each such Series (or Class) including the Registration Statement, or as otherwise provided in such resolution. The relative rights and preferences of each Series and Class thereof shall be as set forth herein and as set forth in the Registration Statement, unless otherwise provided in the resolution establishing such Series or Class.

In the event that a Series of the Trust shall be established, the initial Shares of the Trust shall constitute a separate Series and shall be considered separate and apart from such newly established Series and each Series subsequently established shall be considered separate from each other Series as set forth in this Article III. Shares of the Trust, and any Series (or Class) established pursuant to this Article III, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

(1) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

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(2) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deems fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as “liabilities held with respect to” that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes. All liabilities held with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series and, except as otherwise provided in this Declaration of Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this contractual limitation on the liability of each Series shall be set forth in the Certificate of Trust or in an amendment thereto prior to the issuance of any Shares of a Series.

(3) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including Article VI, no dividend or distribution, including any distribution paid upon termination of the Trust or of any Series (or Class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or Class) shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Dividends and distributions on Shares of a particular Series or any Class thereof may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolution adopted only once or with such frequency as the Trustees may determine, to the Shareholders of Shares in that Series or Class, from such of the income and capital gains, accrued or realized, from the Trust Property belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Shares in a particular Series or Class thereof shall be distributed pro rata to the Shareholders of Shares in that Series or Class in proportion to the total outstanding Shares in that Series or Class held by such Shareholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or Class. Such dividends and distributions may be made in cash or Shares of that Series or Class or a combination thereof as determined by the Trustees or pursuant to any

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program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Holder.

(4) Equality. Except as provided herein or in the resolution designating and establishing any Class or Series, all the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series), and each Share of any particular Series shall be equal to each other Share of that Series (subject to such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series). The relative rights and preferences of the Classes of any Series may differ in such other respects as the Trustees may determine to be appropriate in their sole discretion.

(5) Fractions. Any fractional Share of a Series or Class shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(6) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes of Shares or for interests in one or more other trusts, corporations, or other business entities (or a series or class of any of the foregoing) in accordance with such requirements and procedures as may be established by the Trustees from time to time.

(7) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by the 1940 Act, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

(8) Elimination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series (or Class) unless otherwise required by the 1940 Act, to abolish that Series (or Class) and rescind the establishment and designation thereof.

(9) No Appraisal Rights. Shareholders shall have no right to demand payment for their Shares or to any other rights of dissenting Shareholders in the event the Trust participates in any transaction which would give rise to appraisal or dissenters’ rights by a stockholder of a corporation organized under the General Corporation Law of Delaware, or otherwise.

Section 7. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to such Person being or having been a Shareholder, and not because of such Person’s acts or omissions, the Shareholder or former Shareholder (or such Person’s heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the

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Trust against all loss and expense arising from such claim or demand, but only out of the assets held with respect to the particular Series of Shares of which such Person is or was a Shareholder and from or in relation to which such liability arose.

ARTICLE IV.

The Board of Trustees

Section 1. Number, Election and Tenure. The number of Trustees shall initially be three, who shall be Natalie S. Bej, Brian D. Stewart and Alice A. Pellegrino. Thereafter, the number of Trustees shall at all times be at least one and no more than fifteen as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV. Beginning with the Trustees elected at the first meeting of the Shareholders, each Trustee shall serve during the continued lifetime of the Trust until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor or, if sooner, until he or she dies, resigns, or is removed as herein provided, or retires (pursuant to any retirement policy of the Board as may be adopted from time to time). Any Trustee may resign at any time by written instrument signed by the Trustee and delivered to the Chairman or any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any Trustee may be removed at any meeting of Shareholders by the affirmative vote of the majority of the outstanding Shares of the Trust, or by the Trustees as set forth in Section 3 below, with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his or her resignation or removal, or any right to damages on account of such removal.

If there is more than one Trustee, in the event that less than the majority of the Trustees holding office have been elected by the Shareholders, to the extent required by the 1940 Act, but only to such extent, the Trustees then in office shall call a Shareholders’ meeting for the election of Trustees. Except for the Trustees named herein or appointed to fill vacancies, the Trustees shall be elected by Shareholders owning of record a plurality of Shares voting at a meeting of Shareholders called by the Trustees for that purpose. Any Shareholder meeting held for such purpose shall be held on a date fixed by the Trustees.

Section 2. Effect of Death, Resignation, etc. of a Trustee. The death, declination to serve, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to dissolve or terminate the Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustee by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust’s Investment Manager(s) are empowered to appoint new Trustees subject to the provisions of Section 16(a) of the 1940 Act.

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Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business and affairs of the Trust shall be managed by or under the direction of the Trustees (but with such powers of delegation as may be permitted by this Declaration of Trust, the By-Laws and the Delaware Act), and the Trustees shall have exclusive and absolute control over the Trust Property and shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them; enlarge or reduce their number; remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Trust and authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or Shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees.

Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

(1) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers’ acceptances, and other securities and financial instruments of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or

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possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest and to fulfill any and all obligations in respect of any and all such investments of every kind and description, including the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments;

(2) To purchase, sell and hold currencies and enter into contracts for the future purchase or sale of currencies, including but not limited to forward foreign currency exchange contracts;

(3) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

(4) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(5) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

(6) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

(7) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(8) To join with other security holders in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(9) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

(10) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

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(11) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

(12) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

(13) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, the Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(14) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(15) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

(16) To enter into contracts of any kind and description;

(17) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

(18) To interpret the investment policies, practices or limitations of the Trust or any Series or Class established from time to time;

(19) To invest part or all of the Trust Property (or part or all of the assets of the Trust or any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of the Trust or any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all

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without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

(20) To establish one or more committees, to delegate any powers of the Trustees to such committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers or other agents of the Trust therein) and other characteristics of such committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Declaration of Trust or of the By-Laws, the Trustees may by resolution appoint a committee consisting of fewer than the whole number of the Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to any matter including the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding that may be pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

(21) To provide for separate classes, groups or series of Trustees with respect to any Series or Class thereof or any Trust property having such relative rights, powers and duties as the Trustees may determine; and

(22) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series, if any. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 4. Chairman of the Board. A Chairman of the Board shall be elected by the Board from among the Trustees of the Trust who are not Interested Persons of the Trust (“Independent Trustees”). The Chairman of the Board shall preside over the meetings of the Board of Trustees, shall set the agendas for the Board meetings, and shall have substantially the same responsibilities as would a typical chairman of a board of directors of a corporation. The Board may elect Co-Chairmen of the Board, provided each is an Independent Trustee of the Trust. In the absence of the Chairman of the Board, another Independent Trustee shall be designated by the Board to preside over the meeting of the Board of Trustees, to set the agenda for the meeting and to perform the other responsibilities of the Chairman of the Board in his or her absence. The Chairman of the Board shall not be an officer of the Trust.

Section 5. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including,

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but not limited to, the Trustees compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or manager, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

Section 6. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 7. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that any such Person hold such legal title on behalf of the Trust. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 8. Service Contracts.

(1) Subject to such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including authority for the Investment Manager or administrator to delegate certain or all of its duties under such contracts to qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust’s investments, or such other activities as may specifically be delegated to such party.

(2) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares of the Trust or for any

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one or more of its Series (or Classes) or other securities to be issued by the Trust. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws, including the requirements of Section 15 of the 1940 Act; and any such contract may contain such other terms as the Trustees may determine.

(3) The Trustees are also empowered, at any time and from time to time, to contract with any corporations, trusts, associations or other organizations, appointing it or them the custodian, transfer agent and/or Shareholder servicing agent for the Trust or any one or more of its Series. Every such contract shall comply with such requirements and restrictions as may be set forth under federal law and in the By-Laws or stipulated by resolution of the Trustees.

(4) Subject to applicable federal law, including the 1940 Act, the Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Trust or any one or more of its Series, as the Trustees determine to be in the best interests of the Trust and/or any applicable Series.

(5) The fact that:

(i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Manager, adviser, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

(ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter’s or distributor’s contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trusts, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

Section 9. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is

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interested, subject only to the general limitations contained herein, in the By-Laws, or in the Registration Statement relating to the sale and redemption of such Shares.

Section 10. Action by Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum (as defined in the By-Laws as the same may be amended from time to time) of Trustees are present, within or without the State of Delaware.

Section 11. Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or the Trust Property, and, out of the Trust Property, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, consenting to dismiss any action, suit, proceeding, dispute, claim or demand, brought by any Person, including, to the extent permitted by applicable law, a Shareholder in such Shareholder’s own name or in the name of the Trust, whether or not the Trust, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

Section 12. Tax Matters. The Trustees shall have the exclusive power, authority and responsibility with respect to the Trust (but with such powers of delegation as may be permitted by this Declaration of Trust, the By-Laws or the Delaware Act) regarding (1) preparation and filing of tax returns; (ii) providing reports to the Shareholders regarding tax information necessary to the filing of their respective tax returns; (iii) making any and all available elections with respect to the tax treatment of the Trust and its investments; (iv) representing the Trust before the Internal Revenue Service and/or any state taxing authority and exercising the powers and authorities of a tax matters partner under the Code with respect to the Trust’s tax returns; (v) exercising such responsibility as may be imposed by law with respect to withholding from a Shareholder’s share of income or distributions; (vi) providing to the accountants of the Trust such instructions regarding allocations of realized income, gains and losses as may be necessary or appropriate to assure compliance by the Trust with applicable provisions of the Code and Treasury Regulations; and (vii) any and all other tax matters.

ARTICLE V.

Shareholders’ Voting Powers and Meetings

Section 1. Voting Powers, Meetings, Notice and Record Dates. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as and to the extent provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, Section 4 of Article VIII of this Declaration of Trust, or as the Trustees may consider necessary or desirable. As determined by the Trustees without the vote or consent of Shareholders (except as required by the 1940 Act), on any matter submitted to a vote of Shareholders, either (i) each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional

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vote or (ii) each dollar of Net Asset Value (number of Shares owned times Net Asset Value per share of the Trust, if no Series shall have been established or of such Series or Class, as applicable) shall be entitled to one vote on any matter on which such Shares are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustees in any way to designate otherwise in accordance with the preceding sentence, the Trustees hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of the Shareholders, all Shares of the Trust then entitled to vote shall be voted in aggregate, except (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of any one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

Section 2. Quorum and Required Vote. Except when a larger quorum is required by federal law, including the 1940 Act, by the By-Laws or by this Declaration of Trust, the holders of Shares entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders’ meeting. When any one or more Series (or Class) is to vote as a single class separate from any other Shares, the holders of Shares of each such Series (or Class) entitled to cast one-third of the votes, present in person or by proxy, shall constitute a quorum at a Shareholders’ meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by federal law, including the 1940 Act, when a quorum is present at any meeting, a plurality of the Shares voted shall elect a Trustee and a majority of the Shares voted shall decide any other matters, provided that where any provision of federal law, including the 1940 Act, or of this Declaration of Trust requires or permits the holders of any Series to vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

Section 3. Record Dates. For the purpose of determining the Shareholders of the Trust, or any Series (or Class), who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for the Trust, or any one or more Series (or Classes), at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

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Section 4. Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters.

ARTICLE VI.

Net Asset Value, Distributions and Redemptions

Section 1. Determination of Net Asset Value, Net Income, and Distributions. Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares of the Trust, or any Series (or Class), or net income attributable to the Shares of the Trust, or any Series (or Class), or the declaration and payment of dividends and distributions on the Shares of the Trust, or any Series (or Class), as they may deem necessary or desirable.

Section 2. Redemptions and Repurchases.

(1) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or on their behalf), in accordance with any applicable provisions of the By-Laws, the Registration Statement and applicable law, less any fees imposed on such redemption. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder within seven (7) days after the date on which the request is made in proper form. The obligation set forth in this Section 2 is subject to the provision that in the event that any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays, or if permitted by the rules and regulations or an order of the Commission during periods when trading on the Exchange is restricted or during any emergency which makes it impracticable for the Trust to dispose of its investments or the investments of any applicable Series or to determine fairly the value of the net assets of the Trust or net assets held with respect to any Series or during any other period permitted by order of the Commission for the protection of investors, such obligations may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension, less any fees imposed on such redemption.

(2) The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Trust, or any Series, for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for

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any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(3) The Trustees may require any Shareholder or any group of Shareholders (including some or all of the Shareholders of any Series or Class) to redeem Shares for any reason under terms set by the Trustees, including but not limited to (i) the determination of the Trustees that direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder to an extent that would disqualify the Trust or any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so or any other identifying information as required by applicable law, or to have the minimum investment required (which may vary by Series), or (iii) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

(4) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

ARTICLE VII.

Compensation and Limitation of Liability of Trustees and Others

Section 1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust, and the Trustees may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

Section 2. Indemnification and Limitation of Liability of Trustees and Others.

(1) Agents, Proceedings, Expenses. For the purpose of this Article, “agent” means any Person who is or was a Trustee, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise; “proceeding” means any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including appeals); and “expenses” includes, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and all other liabilities whatsoever

(2) Trustees. The Trustees shall be entitled to the protection against personal liability to any Person other than the Trust or its Shareholders for any act, omission or obligation of the Trust or any Trustee under Section 3803(b) of the Delaware Act. No Trustee shall be liable to the Trust or its Shareholders for any act or omission or any

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conduct whatsoever (including, without limitation, any breach of fiduciary duty and the failure to compel in any way any former or acting Trustee to redress any breach of fiduciary duty or trust) provided that nothing contained herein shall protect any Trustee against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as a Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust.

(3) Officers, Employees or Agents of the Trust. The officers, employees and agents of the Trust shall be entitled to the protection against personal liability to any person other than the Trust or its Shareholders for any act, omission or obligation of the Trust or any Trustee under Section 3803(c) of the Delaware Act. No officer, employee or agent of the Trust shall be liable to the Trust or its Shareholders for any act or omission or any conduct whatsoever (including, without limitation, any breach of fiduciary duty and the failure to compel in any way any former or acting Trustee to redress any breach of fiduciary duty or trust) provided that nothing contained herein shall protect any officer, employee or agent against any liability to the Trust or its Shareholders to which he would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as an officer, employee or agent.

(4) Fiduciary Duty.

(i) To the extent that, at law or in equity, a Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, to the Shareholders or to any other Person, a Trustee acting under this Declaration of Trust shall not be liable to the Trust, to the Shareholders or to any other Person for his good faith reliance on the provisions of this Declaration of Trust. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Trustees.

(ii) Unless otherwise expressly provided herein:

whenever a conflict of interest exists or arises between any Trustee or any of his Affiliates, on the one hand, and the Trust or any Shareholder or any other Person, on the other hand; or

whenever this Declaration or any other agreement contemplated herein or therein provides that the Trustees shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholders or any other Person, the Trustees shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including their own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the

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Trustees, the resolution, action or terms so made, taken or provided by the Trustees shall not constitute a breach of this Declaration or any other agreement contemplated herein or of any duty or obligation of the Trustees at law or in equity or otherwise.

(iii) Notwithstanding any other provision of this Declaration of Trust or otherwise applicable law, whenever in this Declaration of Trust the Trustees are permitted or required to make a decision in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person; or in “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

Section 3. Indemnification. The Trust shall indemnify each of its Trustees, officers, employees, and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to be liable to the Trust or its Shareholders by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (i) by the court or other body approving the settlement or other disposition, or (ii) by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or (iii) by written opinion from independent legal counsel based upon review of readily available facts (as opposed to a full trial-type inquiry) approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trust may make at any time advance payments for expenses in connection with the defense of any claim, action, suit or proceeding of the character described herein; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance if it is ultimately determined that he is not entitled to indemnification as above provided, and only if one of the following conditions is met:

(1) the Trustee, officer, employee or agent to be indemnified provides appropriate security for his undertaking; or

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(2) the Trust is insured against losses arising by reason of any such advance payments; or

(3) there is a determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the matter; or

(ii) an independent legal counsel in a written opinion.

Section 4. No Bond Required of Trustees. No Trustee shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 5. No Duty of Investigation, Notice in Trust Instruments, etc. No purchaser, lender, seller or other Person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, lent or delivered to or on the order of the Trustees or of said officer, employee or agent. Every contract, undertaking, instrument, certificate, interest or obligation or other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate or other interest or undertaking of the Trust made or sold by the Trustees or by any officer, employee or agent of the Trust, in his capacity as such, may contain an appropriate recital to the effect that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital that they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Shareholders, Trustees, officers, employees or agents of the Trust.

Section 6. Insurance. The Trust may purchase and maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible liabilities, and such other insurance as the Trustees in their sole judgment shall deem advisable. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

Section 7. Reliance on Experts, etc. Each Trustee, officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or

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other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Manager, the Administrator, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice.

Section 8. Accounting. The Trustees shall not be required to file any inventory or accounting with any court or officer of any court, unless specifically ordered to do so on the application of the Trustees or on the application of the Shareholders of the Trust, or on the court’s own motion.

Section 9. Fiduciaries of Employee Benefit Plan. This Article does not apply to any proceeding against any Trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of this Trust as defined in Section 2(1) of this Article. Nothing contained in this Article shall limit any right to indemnification to which such Trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

ARTICLE VIII.

Miscellaneous

Section 1. Registered Agent. The registered agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

Section 2. Dissolution and Termination of Trust or Series or Classes.

(1) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Series of Shares may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series. Any Class of any Series of Shares may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed also to be an action to dissolve each Series and each Class thereof and any action to dissolve a Series shall be deemed also to be an action to dissolve each Class thereof.

(2) Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if the Trust has not dissolved) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Trust or Series involved, ratably according to the number of

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Shares of the Trust or such Series held by the several Shareholders of such Series on the date of distribution. Thereupon, any affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class of any Series of Shares, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 2(2) with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series of Shares. Alternatively, in connection with the termination of any Class of any Series of Shares, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected pursuant to Section 2(3) of Article VI of this Declaration of Trust provided that the costs relating to the termination of such Class shall be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

(3) Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees, subject to Section 3808 of the Delaware Act, shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 3. Reorganization and Master/Feeder.

(1) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation) so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof to the extent permitted by law, and that, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such conversion, merger or consolidation, may succeed to or assume the Trust’s registration under the 1940 Act and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey some or all or substantially all of the assets of the Trust or any Series or Class to another Series or Class of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company,

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association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States so long as such trust, partnership, limited liability company, association, corporation or other business entity is an open-end management investment company under the 1940 Act and, in the case of any trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance, may succeed to or assume the Trust’s registration under the 1940 Act, for adequate consideration as determined by the Trustees which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Series or Class, and which may include Shares of such other Series or Class of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Series or Class thereof. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by a majority of the Trustees or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(2) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 3 may effect any amendment to the governing instrument of the Trust or effect the adoption of a new trust instrument of the Trust or change the name of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

(3) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

(4) Notwithstanding anything else herein, the Trustees may, without Shareholder approval, invest all or a portion of the Trust Property of any Series, or dispose of all or a portion of the Trust Property of any Series, and invest the proceeds of such disposition in interests issued by one or more other investment companies registered under the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or any other state or jurisdiction) (or subtrust thereof) which is classified as a partnership for federal income tax purposes. Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, cause a Series that is organized in the master/feeder fund structure to withdraw or redeem its Trust Property from the master fund and cause such Series to invest its Trust Property directly in securities and other financial instruments or in another master fund.

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Section 4. Amendments. Except as specifically provided in this Section, the Trustees may, without Shareholder vote, restate, amend or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote (i) on any amendment that is required to be approved by Shareholders by the 1940 Act or by the Registration Statement and (ii) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall only affect the Shareholders of any one or more Series or one or more Classes shall be authorized by a vote of only the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII, Section 6 of this Declaration of Trust with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII, Section 3 of this Declaration of Trust or as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the By-Laws and the Certificate of Trust as the Trustees deem necessary or desirable.

Section 5. Filing of Copies, References, Headings, Rules of Construction. The original or a copy of this instrument and of each restatement, amendment and/or supplement hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements, amendments and/or supplements have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements, amendments and/or supplements. In this instrument and in any such restatements, amendments and/or supplements, references to this instrument, and all expressions such as “herein”, “hereof” and “hereunder”, shall be deemed to refer to this instrument as amended or affected by any such restatements, amendments and/or supplements. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original. The terms “include”, “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”

Section 6. Applicable Law.

(1) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a statutory trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

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(2) Notwithstanding the first sentence of Section 6(1) of this Article VIII, there shall not be applicable to the Trust, the Trustees or this Declaration of Trust the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust.

Section 7. Provisions in Conflict with Law or Regulations.

(1) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(2) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

Section 8. Statutory Trust Only. It is the intention of the Trustees to create a statutory trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

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Section 9. Derivative Actions. In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(1) The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 9(1), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act); and

(2) Unless a demand is not required under paragraph (1) of this Section 9, Shareholders eligible to bring such derivative action under the Delaware Act who collectively hold at least 10% of the outstanding Shares of the Trust, or who collectively hold at least 10% of the outstanding Shares of any Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(3) Unless a demand is not required under paragraph (1) of this Section 9, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

For purposes of this Section 9, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. The Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action.

Section 10. Counterparts. The Declaration of Trust may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 11. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts that in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

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IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Declaration of Trust as of the date first stated above.

/s/ James H. Bodurtha
James H. Bodurtha
Trustee

/s/ Bruce R. Bond
Bruce R. Bond
Trustee

/s/ Donald W. Burton
Donald W. Burton
Trustee

/s/ Stuart E. Eizenstat
Stuart E. Eizenstat
Trustee

/s/ Kenneth A. Froot
Kenneth A. Froot
Trustee

/s/ Robert M. Hernandez
Robert M. Hernandez
Trustee

/s/ John F. O’Brien
John F. O’Brien
Trustee

/s/ Roberta Cooper Ramo
Roberta Cooper Ramo
Trustee

/s/ David H. Walsh
David H. Walsh
Trustee

/s/ Fred G. Weiss Fred
G. Weiss
Trustee

/s/ Paul L. Audet
Paul L. Audet
Trustee

/s/ Laurence D. Fink
Laurence D. Fink
Trustee

/s/ Henry Gabbay
Henry Gabbay
Trustee

THE PRINCIPAL PLACE OF BUSINESS OF THE TRUST IS:

55 East 52nd Street
New York, New York 10055